Exhibit 99.1

Dell Reaches Settlement with Securities and Exchange Commission

ROUND ROCK, Texas--(BUSINESS WIRE)--July 22, 2010--Dell Inc. today announced that it has reached a settlement with the U.S. Securities and Exchange Commission (SEC) resolving the previously disclosed SEC investigation into Dell’s disclosures and alleged omissions prior to Fiscal 2008 regarding certain aspects of its commercial relationship with Intel Corporation and into separate accounting and financial reporting matters. The settlement terms are consistent with the settlement framework disclosed by the company on June 10, 2010.

The SEC has agreed to settlements with both the company and Michael Dell, the company’s chairman and CEO. The company and Mr. Dell entered into the settlements without admitting or denying the allegations in the SEC’s complaint, as is consistent with standard SEC practice. The settlements with the company and Mr. Dell are subject to approval by a U.S. District Court.

The SEC’s complaint filed with the U.S. District Court today alleges that the company engaged in disclosure and accounting practices that violated certain federal securities laws and SEC rules (including antifraud provisions) during the period from 2001 to 2006. Under its settlement, the company has consented to a permanent injunction against future violations of such federal securities laws and SEC rules. The company also has agreed to perform certain undertakings, including retaining an independent consultant, to enhance its disclosure processes, practices and controls.

The company’s settlement requires it to pay a civil monetary penalty of $100 million. As announced in June, in its first quarter of Fiscal 2011 the company established a reserve in that amount for the potential settlement of the SEC investigation.

The SEC’s allegations with respect to Mr. Dell and his settlement are limited to the alleged failure to provide adequate disclosures with respect to the company’s commercial relationship with Intel prior to Fiscal 2008. Mr. Dell’s settlement does not involve any of the separate accounting fraud charges being settled by the company and others. Moreover, Mr. Dell’s settlement is limited to claims in which only negligence, and not fraudulent intent, is required to establish liability, as well as secondary liability claims for other non-fraud charges.

Under his settlement, Mr. Dell has consented to a permanent injunction against future violations of these negligence-based provisions and other non-fraud based provisions of certain federal securities laws and SEC rules. In addition, Mr. Dell has agreed to pay a civil monetary penalty of $4 million. The settlement does not include any restrictions on Mr. Dell’s continued service as an officer or director of the company.

Sam Nunn, presiding director of the Dell Board, said, “The Board believes that this settlement is in the best interest of the company, its customers and its shareholders, as it brings a five-year SEC investigation to closure. Dell’s Board reaffirms its unanimous support for Michael Dell’s continued leadership, and the management team in its ongoing commitment to transparent accounting, integrity in financial reporting and strong corporate governance."

Mr. Dell said, “We are pleased to have resolved this matter. We are committed to maintaining clear and accurate reporting of our periodic results, supporting our customers, and executing our growth strategy.”

More information about the settlement can be found in Dell’s current report on Form 8-K filed today with the SEC and at www.dell.com/investor.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers worldwide innovative technology, business solutions and services they trust and value. For more information, visit www.dell.com.

Forward-looking Statements

Statements in this release that relate to future results and events (including statements about the settlement of the SEC investigation) are forward-looking statements and are based on Dell's current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors, including that Dell can give no assurance as to U.S. District Court approval of the settlement of the SEC investigation or the potential impact of any resolution of this matter on Dell’s business, as well as the other risks and uncertainties discussed in Dell’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended January 29, 2010. Dell assumes no obligation to update its forward-looking statements.

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